UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 15, 2005

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive P.O. Box 5625 Norcross, Georgia		30091-5625
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code, is (770) 441-2051

Not applicable

(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

As of September 15, 2005, management has substantially completed its assessment of the Company’s internal control over financial reporting.  The Company’s management has identified the following control deficiencies in the Company’s internal control over financial reporting:

Revenue Recognition and Billing Processes.  Management has concluded that as of May 31, 2005, material weaknesses existed related to ineffective controls over the Company’s revenue recognition and billing processes resulting from: the lack of controls over the review of all arrangement documentation in order to properly record revenue, the lack of controls over ensuring that all arrangement terms and conditions are known for proper revenue recognition evaluation, and the lack of personnel with sufficient skills and experience to properly record revenue from multi element arrangements.

Financial Statement Close Process.  Management has also concluded that as of May 31, 2005, material weaknesses existed related to the Company’s financial statement close process resulting from: the lack of adequate processes, controls, review and approval procedures to ensure that financial statements and disclosures generated for external purposes are prepared in accordance with U.S. generally accepted accounting principles, the lack of personnel with sufficient skills and experience to properly analyze certain technical accounting issues in accordance with U.S. generally accepted accounting principles, and the lack of adequate policies and procedures in certain international locations with respect to preparing journal entries and reconciling certain significant accounts.

The Company’s management has concluded that the control deficiencies described above constitute “material weaknesses” as defined by the Public Company Accounting Oversight Board’s Accounting Standard No. 2.  As a result of these control deficiencies, management recorded material adjustments to the Company’s financial statements during the fiscal year ended May 31, 2005, and management will be unable to conclude that the Company’s internal control over financial reporting was effective as of May 31, 2005.  Therefore, Ernst & Young LLP, the Company’s independent registered public accounting firm, will issue an adverse opinion with respect to the Company’s internal control over financial reporting in the Company’s Form 10-K for the fiscal year ended May 31, 2005.

These control deficiencies could result in a material misstatement to the Company’s annual or interim financial statements that would not be prevented or detected.  Management, with the oversight of the Audit Committee of the Board of Directors, has begun the process of remediating these control deficiencies as expeditiously as possible.  The deficiencies described above are the only material weaknesses identified to date in connection with the Company’s fiscal year-end assessment of its internal control over financial reporting, and management does not currently expect to identify any additional material weaknesses as of May 31, 2005.

As previously reported by the Company in a Form 8-K filed on August 30, 2005, the filing of the Company’s Form 10-K for the fiscal year ended May 31, 2005 has been delayed, in part due to the need to complete management’s assessment of the Company’s internal control over financial

reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.   The Company continues to work diligently to complete the remaining processes needed for the Company’s independent registered public accounting firm to complete its audit of the Company’s financial statements for the fiscal year ended May 31, 2005 and for the Company to finalize and file its Form 10-K for the fiscal year ended May 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUCOR, INC.

Date: September 15, 2005	By:	/s/ Patrick D. Waddy
Patrick D. Waddy
Vice President – Interim Chief Financial Officer and Secretary